SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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AURORA OIL & GAS CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AURORA OIL & GAS CORPORATION
4110 Copper Ridge Drive, Suite 100
Traverse City, Michigan 49684

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 18, 2007

NOTICE IS HEREBY GIVEN that an Annual Meeting of the Shareholders (the “Meeting”) of AURORA OIL & GAS CORPORATION (the “Company”), a Utah corporation, will be held at the Traverse City Golf & Country Club, 1725 South Union Street, Traverse City, Michigan 49684, on May 18, 2007, at 10:00 a.m. local time, to consider and act upon the following:

1.	To elect the seven persons named in the accompanying proxy statement as Directors of the Company;

2.	To consider and transact such other business as may properly come before the Meeting or any adjournment thereof.

Only holders of record of the Company’s common stock at the close of business on March 13, 2007, are entitled to receive notice of and to vote at the Meeting and any adjournments thereof. A complete list of the shareholders entitled to vote will be available for inspection by any shareholder, for any purpose germane to the Meeting: (i) at least 10 days prior to the Meeting during ordinary business hours at the offices of the principal executive offices of the Company listed above; and (ii) at the Meeting.

Whether or not you expect to be personally present at the Meeting, you are requested to fill in, date and sign the enclosed proxy, which is solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed envelope. In the event you attend the Meeting in person, you may, if you desire, revoke your proxy and vote your shares in person.

By Order of the Board of Directors

April 2, 2007	Dean A. Swift Secretary

AURORA OIL & GAS CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 18, 2007

This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors of Aurora Oil & Gas Corporation (the “Company”) to be voted at the Annual Meeting of Shareholders of the Company (the “Meeting”) which will be held at the Traverse City Golf & Country Club, 1725 South Union Street, Traverse City, Michigan 49684, on May 18, 2007, at 10:00 a.m. local time, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement.

The principal executive offices of the Company are located at 4110 Copper Ridge Drive, Suite 100, Traverse City, Michigan 49864. The approximate date on which this Proxy Statement and accompanying proxy will first be sent or given to shareholders is April 10, 2007.

A proxy, in the enclosed form, which is properly executed, duly returned to the Company, and not revoked will be voted in accordance with the instructions contained therein or, in the absence of specific instructions, will be voted in favor of the proposals and in accordance with the judgment of the person or persons voting the proxy on any other matter that may be brought before the Meeting. Each such proxy granted may be revoked at any time thereafter by writing to the Secretary of the Company prior to the Meeting, by execution and delivery of a subsequent proxy, or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy. The cost of soliciting proxies will be borne by the Company. Following the mailing of the proxy materials, solicitation of proxies may be made by officers and employees of the Company, or anyone acting on their behalf, by mail, telephone, electronic mail, facsimile, telegram, or personal interview.

VOTING SECURITIES

Shareholders of record as of the close of business on March 13, 2007 (the “Record Date”), will be entitled to notice of and to vote at the Meeting or any adjournments thereof. On the Record Date, there were 101,624,456 outstanding shares of the Company’s common stock, $0.01 par value per share. Each holder of common stock is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock is necessary to constitute a quorum at the Meeting. Proxies submitted which contain abstentions and broker non-votes will be deemed present at the Meeting for determining the presence of a quorum. Shares subject to broker non-votes with respect to any matter will be considered not voted with respect to that matter. Shares for which a holder has elected to abstain on a matter will count for purposes of determining the presence of a quorum and will have the effect of a vote against the matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of the Record Date, certain information regarding the ownership of voting securities of the Company by each shareholder known by the management of the Company to be: (i) the beneficial owner of more than 5% of the Company’s outstanding common stock; (ii) the directors of the Company; (iii) the executive officers of the Company named in the Summary Compensation Table on page 15; and (iv) all executive officers and directors as a group. Except as otherwise reflected in the notes below, the Company believes that the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares.

Name and Address of Beneficial Owner (a)	Amount and Nature of Beneficial Ownership (b)	Percent of Outstanding Shares
FMR Corp. (c)	14,919,444	15%
82 Devonshire Street Boston, Massachusetts 02109

Nathan A. Low Roth IRA and affiliates	7,657,766 (d)	8%
641 Lexington Avenue New York, New York 10022

Crestview Capital Master, LLC	5,819,500 (e)	6%
95 Revere Drive, Suite A Northbrook, Illinois, 60062

William W. Deneau	3,719,814 (f)	4%

Thomas W. Tucker	3,271,262 (g)	3%

John V. Miller, Jr.	2,757,076 (h)	3%

Kevin D. Stulp	587,500 (i)	*

Earl V. Young	476,204 (j)	*

Lorraine M. King	420,000 (k)	*

Gary J. Myles	368,798 (l)	*

Richard M. Deneau	80,000 (m)	*

Ronald E. Huff	20,000 (n)	*

Wayne G. Schaeffer	— (o)	—

All executive officers and directors as a group (10 persons)	11,700,654 (p)	12%

*	Less than 1%

(a)	Addresses are only given for holders of more than 5% of outstanding common stock who are not executive officers or directors.

(b)	A person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the date of this chart.

(c)	Based on Schedule 13G/A filed with the Securities and Exchange Commission (“SEC”) on February 14, 2007, FMR Corp., through its wholly-owned subsidiary Fidelity Management & Research Company (“Fidelity”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, is the beneficial owner of 14,590,844 shares of common stock. Edward C. Johnson III and members of his family form a controlling group with respect to FMR Corp. Accordingly, FMR Corp. and Edward C. Johnson III have the sole power to dispose of 14,590,844 shares of common stock. They do not, however, have voting power, which instead resides with the Board of Trustees of the investment companies that are managed by Fidelity. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank, is the beneficial owner of 15,200 shares of common stock, and FMR Corp and Edward C. Johnson III have the sole dispositive power and sole power to vote or direct the voting of the 15,200 shares of common stock beneficially owned by Fidelity Management Trust Company. Pyramis Global Advisors Trust Company (“Pyramis”), an indirect wholly-owned subsidiary of FMR Corp. and a bank, is the beneficial owner of 313,400 shares of common stock. FMR Corp and Edward C. Johnson III have the sole dispositive power over the 313,400 shares of common stock beneficially owned by Pyramis, and the sole power to vote or to direct the voting of 275,900 shares of common stock beneficially owned by Pyramis.

(d)	Based on information included in an amendment to Schedule 13D filed with the SEC on January 27, 2006, Nathan A. Low has the sole power to vote or direct the vote of, and the sole power to direct the disposition of, the shares held by the Nathan A. Low Roth IRAs and the shares held by him individually. Although Nathan A. Low has no direct voting or dispositive power over the 828,643 shares of common stock held by the Nathan A. Low Family Trust or the 100,000 shares of common stock held in individual trusts for the Neufeld children, he may be deemed to beneficially own those shares because his wife, Lisa Low, is the trustee of the Nathan A. Low Family Trust and custodian for the Neufeld children. Therefore, Nathan A. Low reports shared voting and dispositive power over 928,643 shares of common stock.

(e)	Based on information included in an amendment to Schedule 13G filed with the SEC on June 26, 2006, Crestview Capital Master LLC is the beneficial owner of 5,819,500 shares of common stock. Messrs. Stewart Flink, Robert Hoyt and Daniel Warsh, share the sole dispositive power and the sole power to vote or direct the voting of the 5,819,500 shares beneficially owned by Crestview Capital Master, LLC.

(f)	Includes options currently exercisable for 60,000 shares of common stock; 3,272,000 shares of common stock held by the Patricia A. Deneau Trust; 340,500 shares of common stock held by the Denthorn Trust; 20,000 shares of common stock held by White Pine Land Services, Inc.; 24,646 shares of common stock held by Jet Exploration, Inc. (shared investment interest); and 2,668 shares of common stock held by Circle D, Ltd. (shared investment interest). Does not include an option to purchase 140,000 shares of common stock vesting as follows: 70,000 shares on January 1, 2008; and 70,000 shares on January 1, 2009.

(g)	Includes 1,607,574 shares of common stock held by the Sandra L. Tucker Trust; 1,454,377 shares of common stock held by the Thomas W. Tucker Trust; 24,646 shares of common stock held by Jet Exploration, Inc. (shared investment interest); 2,668 shares of common stock held by Circle D, Ltd. (shared investment interest); and options currently exercisable for 40,000 shares of common stock.

(h)	Includes 1,000,000 shares of common stock held by Miller Resources, Inc.; 1,689,762 shares of common stock owned by Circle M, LLC; 24,646 shares of common stock held by Jet Exploration, Inc. (shared investment interest); 2,668 shares of common stock held by Circle D, Ltd. (shared investment interest); and options currently exercisable for 40,000 shares of common stock.

(i)	Includes options currently exercisable for 110,000 shares of common stock; 2,750 shares of common stock owned by the Kevin Dale Stulp IRA; and 1,750 shares of common stock owned by the Kevin and Marie Stulp Charitable Remainder Unitrust of which Mr. Stulp is a co-trustee. Does not include an option to purchase 140,000 shares of common stock vesting as follows: 70,000 shares on January 1, 2008; and 70,000 shares on January 1, 2009.

(j)	Includes options currently exercisable for 193,332 shares of common stock. Does not include an option to purchase 140,000 shares of common stock vesting as follows: 70,000 shares on January 1, 2008; and 70,000 shares on January 1, 2009.

(k)	Includes options currently exercisable for 80,000 shares of common stock. Effective June 19, 2006, Ms. King resigned as Chief Financial Officer. We continue to employ her as Treasurer, but she is no longer an executive officer.

(l)	Includes 144,466 shares of common stock held by the Gary J. Myles & Rosemary Myles Inter Vivos Trust; and options currently exercisable for 193,332 shares of common stock. Does not include an option to purchase 140,000 shares of common stock vesting as follows: 70,000 shares on January 1, 2008; and 70,000 shares on January 1, 2009.

(m)	Includes options currently exercisable for 60,000 shares of common stock. Does not include an option to purchase 140,000 shares of common stock vesting as follows: 70,000 shares on January 1, 2008; and 70,000 shares on January 1, 2009.

(n)	Does not include 500,000 shares of common stock to be awarded on January 1, 2009, subject to vesting requirements.

(o)	Does not include an option to purchase 140,000 shares of common stock vesting as follows: 70,000 shares on February 23, 2008; and 70,000 shares on February 23, 2009.

(p)	Includes options currently exercisable for a total of 776,664 shares of common stock.

SHAREHOLDER COMMUNICATIONS AND PROPOSALS

Generally, a shareholder who has a question or concern regarding the business or affairs of the Company should contact Jeff Deneau, the Company’s Investor Relations Officer. If a shareholder would like to address a question directly to the Board of Directors, to a particular Committee, or to any individual director, the shareholder may do so by sending his or her question in writing addressed to the Board of Directors, a specific committee, or one or more specific directors, c/o Aurora Oil & Gas Corporation, 4110 Copper Ridge Drive, Suite 100, Traverse City, Michigan 49684, and marked “Shareholder Communication.” The Company has a policy of generally responding in writing to each bona fide, non-frivolous, written communication from an individual shareholder.

In addition, questions may be asked of any Director at the Company’s annual meeting of shareholders. The Company schedules its annual shareholders meeting on the same day as a regularly scheduled quarterly meeting of the Board of Directors, so all Directors generally attend.

Shareholders may submit proposals to be included in the Company’s proxy statement for the Company’s 2008 annual meeting as provided in SEC Rule 14a-8. To submit such a proposal, a shareholder must mail the proposal to the Board of Directors as a shareholder communication in the manner described above. The deadline for submitting a shareholder proposal for inclusion in the proxy statement for the 2008 annual meeting is December 31, 2007. Any proposal received after this date will not be eligible to be included in the proxy statement.

INDEPENDENT AUDITORS

Rachlin Cohen & Holtz LLP (“Rachlin”) has audited and reported upon our financial statements for the fiscal years ended December 31, 2006 and 2005. Effective March 23, 2007, the Audit Committee of the Company approved the dismissal of Rachlin as the Company’s independent registered public accounting firm and approved the selection of Weaver and Tidwell, L.L.P. of Fort Worth, Texas (“Weaver”), for the year ending December 31, 2007. Neither a representative of Rachlin nor Weaver will be present at the Annual Meeting.

The audit reports of Rachlin on the Company’s consolidated financial statements as of and for the years ended December 31, 2005, and December 31, 2006, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with Rachlin’s audits for the years ended December 31, 2005, and December 31, 2006, and the subsequent period through the Auditor Change Date (March 23, 2007), there were no disagreements with Rachlin on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Rachlin, would have caused Rachlin to make reference to the subject matter of such disagreements in connection with its opinions.

In connection with Rachlin’s audits for the years ended December 31, 2005, and December 31, 2006, there were no events required to be reported under Item 304(a)(1)(iv)(B) of Regulation S-B, except as described in the following paragraph.

As described under Item 3 of the Company’s Form 10-QSB/A for the quarter ended March 31, 2006 (as filed on October 31, 2006), Rachlin advised the Company and the Company disclosed that it had a material weakness resulting from a deficiency in internal controls relating to the lack of accounting recognition given to the stock option grants authorized and approved by the Board of Directors in March 2006, which resulted in (i) the financial statements being modified to account for all of the stock option grants in accordance with the applicable provisions of Statement of Financial Accounting Standards No. 123(R) and (ii) remedial actions being taken by the Company. In addition, as described under Item 3 of the Company’s Form 10-QSB/A for the quarter ended June 30, 2006 (as filed on October 31, 2006), the Company validated the remedial actions taken to correct the material weakness in connection with the reporting of stock option compensation.

No reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, occurred during the subsequent period through the Auditor Change Date.

During the Company’s two most recent financial years and the period through the Auditor Change Date, neither the Company nor anyone on its behalf has consulted with Weaver regarding any of the matters referenced in Item 304(a)(2) of Regulation S-K.

Audit Fees

The aggregate fees billed by Rachlin for professional services rendered for the audit of the 2006 financial statements and for reviews of the Company’s quarterly financial statements for fiscal year 2006 included in two Form S-8 registration statements, a Form SB-2 registration statement, and three post-effective amendments of three different Form SB-2 registration statements were $443,890. The amount provided for the 2006 year-end audit fees is an estimate.

The aggregate fees billed by Rachlin for professional services rendered for the audit of the 2005 financial statements reflecting 12 months of Aurora results and two months of Cadence Resources Corporation results, and the review of Aurora’s quarterly financial statements for fiscal year 2005 included in a Form S-4 registration statement, two Form SB-2 registration statements, and one post-effective amendment of a third Form SB-2 registration statement were $254,163. In addition, there were 2005 audit fee carryover billings of $222,536 paid in 2006.

Audit Related Fees

There were no other fees billed by Rachlin during the last two fiscal years for assurance and related services that were reasonably related to the performance of the auditor review of our financial statements and not reported under “Audit Fees” above.

Tax Fees

There were no fees billed by Rachlin during the last two fiscal years for professional services rendered for tax compliance, tax advice, and tax planning.

All Other Fees

There were no other fees billed by Rachlin during the last two fiscal years.

Audit Committee Process

Our Audit Committee Charter requires our Audit Committee to pre-approve all audit services provided by our independent auditors and all non-audit services provided by our independent auditors that are not eligible for the de minimus exception contained in Section 10A of the Securities Exchange Act of 1934, as amended. Our engagement of Rachlin to perform our audit for the fiscal year ending December 31, 2006, was pre-approved by our Audit Committee consistent with the requirements of the Charter.

ACTIONS TO BE TAKEN AT THE MEETING
ELECTION OF DIRECTORS

Unless otherwise indicated, the shares represented by all proxies received by the Board of Directors will be voted at the Meeting in accordance with their terms and, in the absence of contrary instructions, for the election of William W. Deneau, Ronald E. Huff, Richard M. Deneau, Gary J. Myles, Wayne G. Schaeffer, Kevin D. Stulp, and Earl V. Young as directors to serve for a term of one year and/or until their successors are elected or appointed and qualified.

The Board of Directors has no reason to expect that any of the nominees will be unable to stand for election at the date of the Meeting. In the event that a vacancy among the original nominees occurs prior to the Meeting, the proxies may be voted for a substitute nominee or nominees named by the Board of Directors (or the position may remain vacant) and for the remaining nominees.

Directors are elected by a plurality of the votes cast.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF WILLIAM W. DENEAU, RONALD E. HUFF, RICHARD M. DENEAU, GARY J. MYLES, WAYNE G. SCHAEFFER, KEVIN D. STULP, AND EARL V. YOUNG TO SERVE AS DIRECTORS OF THE COMPANY.

Directors And Executive Officers

The following table sets forth the name, age, and position of each of our executive officers and directors.

Name	Age	Position(s) with the Company
William W. Deneau	62	Director, Chairman and President
Ronald E. Huff	52	Director and Chief Financial Officer
John V. Miller, Jr.	48	Vice President, Business and Corporate Development
Thomas W. Tucker	64	Vice President, Exploration
Richard M. Deneau	60	Director
Gary J. Myles	61	Director
Wayne G. Schaeffer	60	Director
Kevin D. Stulp	51	Director
Earl V. Young	66	Director

Under the Company’s by-laws, the authorized number of directors is set at no fewer than three and no more than ten directors. The Board of Directors currently has seven members. Each member of the Board of Directors serves for a term of one year that expires at the following annual shareholders’ meeting. Each officer serves at the pleasure of the Board of Directors and until a successor has been qualified and appointed, except that the Company has entered into an employment agreement with Ronald E. Huff to serve as the Chief Financial Officer of the Company through June 18, 2008.

To the best of our knowledge, none of our Directors has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years, except for matters that were dismissed without sanction or settlement, that resulted in a judgment, decree, or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Set forth below is certain biographical information regarding each of our directors and executive officers:

William W. Deneau has served on our Board of Directors and as our President and Chairman of the Board of Directors since November 1, 2005. Mr. Deneau became an employee of Aurora at the time he sold his interest in Jet/LaVanway Exploration, L.L.C. to Aurora in exchange for Aurora’s stock on April 22, 1997. Since April 1997, Mr. Deneau has been responsible for managing Aurora’s affairs. He became a Director of Aurora on June 25, 1997, and the President of Aurora on July 17, 1997, positions he continues to hold. William W. Deneau is the brother of Richard M. Deneau, another one of our Directors.

Ronald E. Huff has served as our Chief Financial Officer since June 19, 2006 and as a Director since November 21, 2005. From December 5, 2005, through June 18, 2006, Mr. Huff served as Chairperson of our Audit Committee. He resigned from the Audit Committee on June 18, 2006. From 2004 until he became our Chief Financial Officer, Mr. Huff served as the Chief Financial Officer and Vice President of Finance for Visual Edge Technology, Inc., a California holding company engaged in acquiring imaging companies. From 1999 to 2004, Mr. Huff was a Principal and Founder of TriMillennium Ventures, LLC, a private equity investment company. From 1986 to 1999, Mr. Huff was an executive at Belden & Blake Corporation serving as Chief Financial Officer and President of this large Appalachian and Michigan Basin exploration and production company.

John V. Miller has served as a Vice President since November 1, 2005, holding positions variously titled as Vice President of Exploration and Production, Vice President of Science and Strategic Planning, and Vice President of Business and Corporate Development. Mr. Miller became an employee of Aurora at the time he sold his interest in Jet/LaVanway Exploration, L.L.C. to Aurora in exchange for Aurora’s stock on April 22, 1997. From April 1997 to the present, he has been the Vice President responsible for overseeing exploration and development activities for Aurora. From June 1997 through October 2005 he served as a Director of Aurora.

Thomas W. Tucker has served as a Vice President since November 1, 2005, holding positions variously titled as Vice President of Land Development, Vice President of Operations, and Vice President of Exploration. Mr. Tucker became an employee of Aurora at the time he sold his interest in Jet/LaVanway Exploration, L.L.C. to Aurora in exchange for Aurora’s stock on April 22, 1997. From April 1997 to the present, he has been the Vice President responsible for overseeing land development activities for Aurora. From June 1997 to October 2005 he served as a Director of Aurora.

Richard M. Deneau has served on our Board of Directors since November 21, 2005. Mr. Deneau served as a Director and President of Anchor Glass Container Corporation (“Anchor”) from 1997 until his retirement in 2004. He was also the Chief Operating Officer of Anchor from 1997 to 2002, and the Chief Executive Officer of Anchor from 2002 until his retirement. Anchor, which was publicly traded and listed on NASDAQ, is the third largest glass container manufacturer in the United States, with annual revenues of about $750 million. When Richard M. Deneau joined Anchor, it was a financially troubled company. He designed and implemented strategies to turn its financial performance around. One of the strategies involved a Chapter 11 bankruptcy filing in April, 2002. The purpose of this filing was to provide assurance to a new investor that all prior claims had been extinguished.

Gary J. Myles has served on our Board of Directors since November 21, 2005. From June 1997 to the present, Mr. Myles has also served as a Director of Aurora. He is currently retired from his primary employment. Prior to his retirement, Mr. Myles served as Vice President and Consumer Loan Manager for Fifth Third Bank of Northern Michigan (previously Old Kent Mortgage Company), a wholly owned subsidiary of Fifth Third Bank (previously Old Kent Financial Corporation). As the Affiliate Consumer Loan Manager, Mr. Myles was based in Traverse City, Michigan, and had full bottom line responsibility for the mortgage and indirect consumer loan departments generating net revenue of $3.5 million annually. Mr. Myles had been with Fifth Third Bank and its predecessor, Old Kent Mortgage Company, since July 1988. Mr. Myles is the chairperson of our Audit Committee and Nominating and Corporate Governance Committee.

Wayne G. Schaeffer joined our Board of Directors on January 19, 2007. Mr. Schaeffer was employed by Citizens Banking Corporation from 1983 until his retirement in June 2005. Positions held with Citizens Banking Corporation include Executive Vice President, Head of Consumer Banking (June 2002 – June 2005) and Executive Vice President of Citizens Banking Corporation and President, Citizens Bank-Southeast Michigan (June 1996 – June 2002).

Kevin D. Stulp has served on our Board of Directors since March 1997. Since August 1995, Mr. Stulp has worked as a consultant with Forte Group, on the board of the Bible League, and is active with various other non-profit organizations and is currently a director of U.S. Silver Corporation, a publicly-traded silver mining company with operations in Wallace, Idaho. From December 1983 to July 1995, Mr. Stulp held various positions with Compaq Computer Corporation, including industrial engineer, new products planner, manufacturing manager, director of manufacturing, and director of worldwide manufacturing reengineering.

Earl V. Young has served on our Board of Directors since November 21, 2005. From March 2001 to the present, Mr. Young has also served as a Director of Aurora. He is currently President of Earl Young & Associates of Dallas, Texas, which he founded in 1999. Mr. Young is also a Director and chair of the Audit Committee for Diamond Fields International, a Canadian company that is listed on the Toronto Stock Exchange and is a producer of offshore diamonds in Nambia with exploration activity in Sierra Leone and Liberia. Mr. Young is a Director of Madagascar Resources, an Australian public company that is engaged in mineral exploration in Madagascar. Mr. Young is the chairperson of our Compensation Committee.

More detailed biographical information about our directors and executive officers may be found on our website at www.auroraogc.com.

To our knowledge, no director, officer or affiliate of the Company, and no owner of record or beneficial owner of more than five percent (5%) of our securities, or any associate of any such director, officer or security holder is a party adverse to us or has a material interest adverse to us in reference to pending litigation.

THE BOARD OF DIRECTORS AND STANDING
COMMITTEES OF DIRECTORS

A majority of our seven member Board of Directors qualify as independent directors. The following directors are independent directors as defined in Section 121A of the American Stock Exchange Corporate Governance Rules, a non-employee director as defined in Rule 16b-3 under the Securities Exchange Act of 1934, and an outside director as defined under Section 162(m) of the Internal Revenue Code: Gary J. Myles, Wayne G. Schaeffer, Kevin D. Stulp, and Earl V. Young.

We require that all members of our standing Board committees be independent directors. Our Board committees are as follows:

Audit Committee: Gary J. Myles (chairman), Wayne G. Schaeffer, Earl V. Young.

Compensation Committee: Earl V. Young (chairman), Gary J. Myles and Kevin D. Stulp.

Nominating and Corporate Governance Committee: Gary J. Myles (chairman), Kevin D. Stulp and Earl V. Young.

During 2006, our Board of Directors met five times. All of the Directors attended at least 75% of the meetings of the Board of Directors and each committee on which they served.

Our Shareholder Communications with Directors Policy states that the Directors are expected to attend our annual meeting of shareholders each year in person whether or not they are standing for re-election. This Proxy Statement relates to our second annual meeting since the merger with Aurora on October 31, 2005. Each of the then-serving Directors attended the annual meeting held in 2006. We do not have information about Director participation in previous annual meetings.

Audit Committee

We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Members of the Audit Committee currently include Gary J. Myles, Earl V. Young and Wayne G. Schaeffer. During 2006, Kevin D. Stulp also served as a member of the Audit Committee. Each of them is an independent outside director. Two of them, Gary J. Myles and Wayne G. Schaeffer, are financial experts. We have included in the biographical information above a brief summary of their relevant experience.

On February 10, 2006, our Board of Directors adopted an Audit Committee Charter, a copy of which is posted on our website at www.auroraogc.com.

Among the responsibilities of our Audit Committee are: (i) to appoint our independent auditors and monitor the independence of our independent auditors; (ii) to review our policies and procedures on maintaining accounting records and the adequacy of internal controls; (iii) to review management’s implementation of recommendations made by the independent auditors and internal auditors; (iv) to consider and pre-approve the range of audit and non-audit services performed by independent auditors and fees for such services; and (v) to review our audited financial statements, Management’s Discussion and Analysis of Financial Conditions and Results of Operations, and disclosures regarding internal controls before they are filed with the SEC.

During 2006, our Audit Committee met five times.

Audit Committee Report

As of December 31, 2006, our Audit Committee was composed of Messrs. Myles, Young, and Stulp. On June 18, 2006, Ronald E. Huff resigned from the Audit Committee and his position as chairperson of the Audit Committee to become Chief Financial Officer of the Company. As a result, the Board of Directors appointed Mr. Stulp to the Audit Committee and Mr. Myles as chairperson of the Audit Committee in July 2006. Each member of the Audit Committee meets the independence criteria prescribed by applicable law and the rules of the SEC for audit committee membership and is an “independent director” within the meaning of applicable AMEX listing standards. Each Audit Committee member is able to read and understand fundamental financial statements, including the Company’s consolidated balance sheet, consolidated statement of operations and consolidated statement of cash flows.

The Board of Directors has determined that Mr. Myles is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC. On January 19, 2007, Wayne G. Schaeffer was appointed as a member of the Audit Committee in the place of Mr. Stulp, who remains a member of the Board of Directors. The Board of Directors has determined that Mr. Schaeffer is also an “audit committee financial expert.”

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the system of internal controls. The Audit Committee is responsible for engaging independent auditors to perform an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards as promulgated by the Public Company Accounting Oversight Board (United States) and to issue reports thereon. The Audit Committee reviews and oversees these processes, including oversight of (i) the integrity of the Company’s consolidated financial statements, (ii) the independent auditors’ qualifications and independence, (iii) the performance of the Company’s independent auditors, and (iv) the Company’s compliance with legal and regulatory requirements.

In this context, the Audit Committee met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

In addition, the Audit Committee discussed with the independent auditors the auditors’ independence from the Company and its management, and the independent auditors provided to the Committee the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

The Audit Committee also discussed with the independent auditors the overall scope and plans for their respective audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2006, for filing with the SEC. Effective March 23, 2007, the Audit Committee approved the dismissal of Rachlin as the Company’s independent registered public accounting firm and approved the selection of Weaver for the year ended December 31, 2007.

This report is submitted by the members of the Audit Committee.

Gary J. Myles, Chairperson
Earl V. Young
Wayne G. Schaeffer

Nominating and Corporate Governance Committee and Nominating Process

Each of our Nominating and Corporate Governance Committee members is an independent outside director as defined in Section 121A of the AMEX Corporate Governance Rules.

On February 10, 2006, our Board of Directors adopted a Nominating and Corporate Governance Committee Charter and a Shareholder Communications With Directors Policy, copies of which are posted on our website at www.auroraogc.com. Article VI, Section 2 of our Nominating and Corporate Governance Committee Charter provides as follows:

Process for Identifying and Evaluating Candidates for Directors Recommended by Shareholders. The Committee will accept recommendations for potential nominees for director from shareholders of the Company. Anyone wishing to recommend an individual for the Board of Directors should forward the name, address and biographical information of a potential nominee to the Nominating and Corporate Governance Committee of the Board of Directors of Aurora Oil & Gas Corporation, c/o Aurora Oil & Gas Corporation, 4110 Copper Ridge Drive, Suite 100, Traverse City, Michigan 49684.

The shareholder must submit in writing to the Committee the recommended candidate’s name, a brief resume setting forth the recommended candidate’s business and educational background and qualifications for service, any other information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, and a notarized consent signed by the recommended candidate stating the recommended candidate’s willingness to be nominated and to serve. Potential director nominees submitted by shareholders of the Company will not be considered by the Committee if they are not timely submitted in accordance with the Company’s proxy statement. (These timing requirements are not applicable to persons nominated by or at the direction of the Board of Directors.) If the Committee chooses to consider any nominee recommended by a shareholder, the Committee will evaluate the potential nominee by personal interview. The interview will be conducted by one or more members of the Committee and/or any other method the Committee deems appropriate, which may, but need not, include a questionnaire. The Committee may solicit or receive information concerning potential nominees from any source it deems appropriate. The Committee need not engage in an evaluation process with respect to a proposed nominee unless: (i) there is a vacancy on the Board of Directors; (ii) a director is not standing for re-election; (iii) the Committee does not intend to recommend the nomination of a sitting director for re-election; or (iv) there is an increase in the number of directors to be elected.

At least a majority of our directors are required to be independent directors as defined under Section 121A of the AMEX Corporate Governance Rules. We also require at least one director to qualify as a financial expert under Item 401(e) of Regulation S-B. Other criteria for the selection of directors may be found at Article IV of our Nominating and Corporate Governance Committee Charter.

In connection with the closing of the merger between Cadence Resources Corporation and Aurora on October 31, 2005, certain shareholders, including certain former Aurora shareholders who became shareholders of the Company in connection with the merger, executed and delivered voting agreements pursuant to which they agreed until October 31, 2008, to vote their shares of our common stock in favor of (i) five directors designated by William W. Deneau, who are initially William W. Deneau, Earl V. Young, Gary J. Myles, Richard Deneau, and Ronald E. Huff; and (ii) two directors designated by William W. Deneau from among our Board of Directors immediately before the closing of the merger, who were initially Howard M. Crosby and Kevin D. Stulp. In addition, these shareholders agreed to vote all of their shares of our common stock to ensure that the size of our Board of Directors will be set and remain at seven directors. After recent amendments to the voting agreements, an aggregate of 11,702,580 shares, approximately 11% of the Company’s outstanding shares, are subject to these voting agreements.

In addition, also in connection with the closing of the merger, certain of our shareholders executed and delivered irrevocable proxies naming William W. Deneau and Lorraine King as proxies to vote their shares through October 31, 2008 in the manner determined by such proxies. An aggregate of approximately 10.5 million shares of our common stock held by these shareholders was subject to these proxies on the Record Date.

The Nominating and Corporate Governance Committee met on June 9, 2006, to discuss filling the vacancy on the Board of Directors created by the resignation of Howard M. Crosby. The Committee determined that candidates for the vacant position must be independent as defined under Section 121A of the AMEX Corporate Governance Rules and should be qualified to be designated as a financial expert and to serve as chairperson of the Audit Committee. Accordingly, the Committee sought to identify candidates that demonstrated the following skills, qualifications, and experiences:

•	An understanding of U.S. generally accepted accounting principles and financial statements;

•	Experience applying generally accepted accounting principles in connection with the accounting for estimates, accruals, and reserves that are generally comparable to the estimates, accruals, and reserves used in the Company’s financial statements;

•	Experience preparing or auditing financial statements presenting accounting issues that are generally comparable to those raised by the Company’s financial statements;

•	Experience with internal controls and procedures for financial reporting;

•	An understanding of audit committee functions;

•	A high degree of professional and personal ethics and integrity; and

•	The ability to exercise independent judgment and to make informed decisions on a wide range of issues.

The Committee solicited suggestions for candidates from other members of the Board of Directors and from personal contacts and sources available to the Committee, including certain investment banks. The Committee interviewed seven candidates to fill the vacancy on the Board of Directors and considered the totality of each candidate’s education and experience. The Committee considered numerous factors concerning each candidate, including the following:

•	The level of accounting or financial education;

•	Specific duties while serving as a public accountant, auditor, or financial officer;

•	Familiarity with rules and regulations governing financial statements to be included in SEC filings;

•	Experience with the use and analysis of financial statements of public companies;

•	The level of direct experience in reviewing, preparing, or auditing financial statements for inclusion in SEC filings;

•	Prior experience on audit committees of SEC reporting companies;

•	The ability to positively interact with other members of the Board of Directors and with the officers of the Company;

•	The willingness to pursue and participate in continuing director education; and

•	Any other qualification that qualified the candidate to make knowledgeable and thorough inquiries whether the financial statements of the Company fairly present its financial information in accordance with generally accepted accounting principles and whether the financial statements and other information fairly present the financial condition, results of operations, and cash flows of the Company.

The Committee recommended three candidates for consideration by the Board of Directors, and the Board of Directors met individually with each of those candidates. The Board of Directors determined that Wayne G. Schaeffer was the best candidate to fill the vacancy, and he was unanimously approved and appointed to the Board of Directors on January 19, 2007. Mr. Schaeffer had been recommended as a candidate by a non-employee Director.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee

Our Compensation Committee is comprised of three independent directors, Earl V. Young, Chairman, Gary J. Myles and Kevin D. Stulp. Each of these directors is an independent director as defined in Section 121A of the American Stock Exchange Corporate Governance Rules, a non-employee director as defined in Rule 16b-3 under the Securities Exchange Act of 1934, and an outside director as defined under Section 162(m) of the Internal Revenue Code.

Our Compensation Committee Charter delegates certain responsibilities to the Compensation Committee, including the following:

•	Establish compensation policies that effectively attract, retain and motivate executive officers to successfully lead and manage the company;

•	Review and approve corporate goals and objectives relevant to compensation of senior management, evaluate the performance of senior management in light of these goals and objectives, and set the compensation level for senior management based on this evaluation;

•	Review, evaluate and approve all compensation of directors and executive officers, including salary adjustments, bonuses, stock awards, stock option grants, warrants, perquisites and other benefits;

•	Review at least annually the Chief Executive Officer’s performance in connection with setting compensation;

•	Review and make recommendations to the Board of Directors with respect to the adoption, amendment and termination of the company’s compensation plans (such as 401(k) savings, profit sharing, and other retirement plans and employee stock plans), oversee their administration and discharge any duties allocated to the Committee under any such plan;

•	Review, evaluate and make recommendations to the Board of Directors with respect to the approval of the employment agreements of executive officers; and

•	Review director compensation levels and practices and recommend to the full Board of Directors, from time to time, changes in such compensation levels and practices.

As a matter of practice and procedure, our Compensation Committee makes recommendations to the full Board of Directors for the compensation package for each of our executive officers. The final compensation package for our executive officers is required to be approved by a majority of our independent directors. We receive input from our Chief Executive Officer (“CEO”) about his recommendations for the structure of our executive officer compensation. However, we do not allow any executive officer whose compensation is being set to be present at either the Compensation Committee meeting or the Board of Directors meeting during the time that his compensation is being deliberated about or voted upon.

It is our practice to seek to establish executive compensation at the first Board of Directors meeting of every year. If there are unresolved issues related to executive compensation at the first Board of Directors meeting of the year, executive compensation may be established at later Board of Directors meetings, and any compensation adjustments from the prior year may be applied retroactively to the beginning of the year. To the extent that there are options awarded for a year to existing executive officers, we will tie the exercise price to the closing price at which our stock is traded on the first day of the Board of Directors meeting at which the option awards are approved. To the extent that we hire new executive officers and award them stock options as a signing bonus, the exercise price of the options will be the closing price at which our stock is traded on the first day of the following calendar quarter.

Compensation Committee Interlocks And Insider Participation

None of our Compensation Committee members were, during our fiscal year ending December 31, 2006, or at any prior time, employed as an officer or employee of the Company. As described below, Kevin D. Stulp, one of the members of our Compensation Committee, owns an interest in an asset in which we also have an interest. There are no other relationships between the members of our Compensation Committee and the Company that require disclosure.

General Objectives of Compensation Program

Our Compensation Committee Charter states that the Committee’s objective is to develop a compensation system that is competitive with our peers and encourages both short-term and long-term performance in a manner beneficial to us and our operations. Our compensation philosophy will vary among the executive officers, depending upon variables such as previous history with the company, number of shares of company stock owned, the impact of peer group comparison, and whether recruitment is a factor under the circumstances. We do not believe that a single approach or even a single objective is appropriate with respect to all executive officers. If an executive officer is also a director, it is our practice to compensate him only as an executive officer. He will not participate in the compensation awarded to the non-employee directors.

Compensation of our Chief Executive Officer and Vice Presidents

    Objectives

Our CEO and our two Vice Presidents joined us upon closing of the merger between Cadence Resources Corporation and Aurora on October 31, 2005. Prior to the merger closing, they were the management team for Aurora. As a result of this management change upon closing the merger, our approach to executive officer compensation is in transition from that typical of a privately held growth stage company to that more typical of a publicly traded company.

For the year 2006, our objective in establishing the compensation for our CEO and Vice Presidents was to provide a fair compensation that would reward the extra effort we anticipated to be required during the year as a result of the October 31, 2005 merger. We knew that there would be a substantial learning curve through which they would have to guide the company as they took the company to the next level. We also had a need at that time to preserve cash. We were aware that our executive compensation was not as high as our peer group for publicly traded companies, but we felt that we needed to take some time to review our compensation structure before implementing significant changes.

As we entered 2007, we have continued to work on developing our compensation philosophy. We have been working with consultants to help us develop our philosophy for executive officer and director compensation. Accordingly, our primary objective for the year 2007 is to maintain a fair compensation level while we continue to work on developing a more comprehensive compensation philosophy.

Our Compensation Committee has also asked our CEO to work with a compensation consultant to develop a comprehensive compensation plan for all employees other than the executive officers. We expect that once our comprehensive compensation plan is developed, our compensation philosophy for executive officers will tie into the larger overall plan.

    Elements of Executive Compensation

Base Salary.   Unless a pre-existing employment contract requires otherwise, it is our practice to re-evaluate base salary for our executive officers each year. To assist us, we have retained the services of a compensation consulting firm that has provided us with data regarding compensation for peer executive officers within our industry. In general, our philosophy is to pay a base salary that is fair in the sense of being competitive enough in the market place to attract and retain our executive officers, given the circumstances of each individual involved, but no more. Our philosophy is not to match our peers, but to determine what is fair compensation under the circumstances. For the year 2006, we paid our CEO a base salary of $140,000 per year, and our two Vice Presidents each a base salary of $125,000 per year.

We have not yet approved base salary increases for our CEO and Vice Presidents for 2007. We may do so after we have completed further work on our compensation philosophy.

We will generally not increase or decrease our base salary compensation levels materially unless there is a material change in our financial and market performance. We will generally look at modest annual increases as a means of making up for inflationary cost of living increases and to provide some modest merit-based increase for work done during the prior year.

Annual Performance Bonus.   Our approach to the use of annual performance bonuses will vary from year to year. We do not have a formal incentive bonus plan in place for our executives for the year 2007. We are awaiting further development of our compensation philosophy before putting in place any performance bonuses tied to predetermined performance benchmarks.

We have adopted a performance bonus plan for our non-executive staff that will allow them to earn a cash performance bonus if we achieve certain performance milestones by the end of 2007. Our CEO, Vice Presidents, Chief Financial Officer, and General Counsel will not participate in this bonus plan.

Stock Options.   We use stock options from time to time to serve as a long-term incentive to keep our employees’ performance aligned with our overall corporate goals. Because of the tax preferred treatment of incentive stock options, we evaluate the tax benefits of incentive stock options when evaluating compensation for our executive officers. In the past, we have not taken into account the effect of stock options on our financial statements when we determine whether or not to award stock options to our executive officers. This may change in the future.

In 2006, we awarded our CEO an option to purchase 200,000 shares of our common stock vesting over three years with 60,000 shares vesting on December 31, 2006, 70,000 shares vesting on December 31, 2007, and 70,000 shares vesting on December 31, 2008. This award was intended to provide additional compensation in acknowledgement of our CEO’s work in closing the merger in 2005, and to serve as a longer term incentive to lead us in such a fashion as to improve our stock value over time. We have not awarded our CEO any new stock options during 2007.

In 2006, we awarded each of our two Vice Presidents an option to purchase 40,000 shares of our common stock. These awards were vested on the date of grant. These awards were intended to provide additional compensation in acknowledgement of their work in closing the merger in 2005, and to serve as a longer term incentive to lead us in such a fashion as to improve our stock value over time. We have not awarded our two Vice Presidents any stock options in 2007.

Stock Awards.   In addition to the issuance of stock options, we also have used, and from time to time expect to continue to use, stock awards as an element of executive compensation. This determination will be made on a case-by-case basis. For the year 2007, we have not made any separate stock awards to our CEO or our two Vice Presidents.

Other Types of Compensation.   We do not have in place at this time any other types of long-term incentive compensation or special executive benefits not provided to all of our employees on the same terms. Our philosophy at this time is to maintain a fairly simple executive compensation structure.

Compensation of our Chief Financial Officer

We hired our Chief Financial Officer in June 2006 under a two-year contract. Our primary motivation when we negotiated this contract was immediate recruitment. Under this contract, our Chief Financial Officer receives a base salary of $200,000 per year held constant during the term of the contract. This contract does not provide for an annual or other cash performance bonus or stock option award.

This contract provides that so long as our Chief Financial Officer continues to serve as an employee through June 18, 2008, on January 1, 2009, we will grant him 500,000 shares of our common stock. He may also receive this stock award if his employment terminates before June 18, 2008 upon the happening of certain events, such as termination without just cause, death, disability and a change of control. These triggers were negotiated prior to his acceptance of our offer of employment, and were selected based upon what was necessary to get him to accept our offer. Because our Chief Financial Officer does not currently have a sizable equity position in the Company similar to our other executive officers, we wanted to align his interests in a significant way with all other shareholders in the Company.

Equity Ownership Guidelines and Requirements

We do not require non-director executive management to own our equity. As described below, Directors are required to own a nominal amount of our stock within a specified period of time. This requirement applies to executive officers who are also Directors.

Our Insider Trading Policy prohibits all insiders, including executive officers and directors, from trading in any interest or position relating to our future stock prices, such as puts, calls and short sales. We have encouraged our executive officers who desire to trade in our stock to establish 10b5-1 Plans in order to minimize the risk of trading on non-public information.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management, and based on this review and discussions, the Compensation Committee recommended to the Board of Directors that the foregoing Compensation Discussion and Analysis be included in this Proxy Statement. This report is submitted by the members of the Compensation Committee.

Earl V. Young, Chairman
Gary J. Myles
Kevin D. Stulp

EXECUTIVE OFFICER COMPENSATION

On November 1, 2005, our prior management team was replaced by the Aurora management team. As part of the merger, we changed from a September 30 to a December 31 fiscal year-end. Our financial results for 2005 include 12 months of Aurora operations and two months (November and December 2005) of operations of Cadence Resources Corporation. We are disclosing executive compensation in the same fashion below. The information below shows compensation paid by Aurora to the executives listed below for the 12 months ended December 31, 2005 and 2004, and compensation paid by Cadence Resources Corporation (now Aurora Oil & Gas Corporation) for the 12 months ended December 31, 2006 and the months of November and December 2005.

The following four tables set forth information regarding our Chief Executive Officer, Chief Financial Officer, and our remaining two executive officers of the Company.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)		Option Awards ($)		All Other Compensation ($)		Total ($)
William W. Deneau	2006	140,000		—	—		196,974	(a)	2,450	(b)	339,424
President, Chief	2005	140,000	(c)	—	—		—		—		140,000
Executive Officer	2004	90,000		—	—		—		—		90,000

Ronald E. Huff	2006	105,400	(d)	—	566,521	(e)	—		2,000	(b)	673,921
Chief Financial	2005	2,500	(d)	—	—		—		—		2,500
Officer	2004	—		—	—		—		—		—

John V. Miller, Jr.	2006	125,000		—	—		64,332	(a)	1,875	(b)	191,207
Vice President	2005	125,000	(c)	—	—		—		—		125,000
	2004	90,000		—	—		—		—		90,000

Thomas W. Tucker	2006	125,000		—	—		64,332	(a)	—		189,332
Vice President	2005	125,000	(c)	—	—		—		—		125,000
	2004	90,000		—	—		—		—		90,000

Lorraine M. King	2006	125,000	(f)	—	—		108,610	(a)	—		233,610
Chief Financial	2005	125,000		—	116,400	(g)	4,465		—		245,865
Officer (resigned as	2004	65,000		25,000	—		3,301		—		93,301
CFO effective 6/19/2006)

(a)	The assumptions used to calculate value in accordance with FAS 123R may be found in Note 10 “Common Stock Options” of our financial statements provided in our 12/31/06 Form 10-KSB which was filed on March 15, 2007.

(b)	These reflect our company match to a 401(K) defined contribution plan.

(c)	Some of the executive officers received additional cash compensation during 2005, but this was payment of deferred salaries for the years 2000 and 2001 that had been recorded, but not paid. This includes an additional cash payment of $47,244 for Mr. Deneau, $26,667 for Mr. Miller and $50,000 for Mr. Tucker.

(d)	Mr. Huff became our chief financial officer on June 19, 2006. We paid him a salary in the amount of $90,900 (annual salary of $200,000 per year) for services rendered from the period June 19, 2006 through December 31, 2006. Mr. Huff served as a director throughout the entire year of 2006. We paid him $14,500 for director services through June 18, 2006, including compensation for his services as chairman of our audit committee. We do not pay our executive officers separate compensation for serving as a director. Accordingly, Mr. Huff did not receive separate compensation for his service as a director from June 19, 2006 through the end of 2006. The salary paid to Mr. Huff in 2005 was related exclusively to his services as a director.

(e)	In connection with hiring Mr. Huff to serve as our Chief Financial Officer, on June 19, 2006, we agreed to award Mr. Huff a stock bonus in the amount of 500,000 shares of common stock on January 1, 2009, so long as he remains employed by us through June 18, 2008. The total value of this award is $2,110,000 based on the $4.22 per share price at which our stock was trading on June 19, 2006. Because of the two-year vesting requirement, we are prorating the compensation expense associated with this award over the vesting period.

(f)	Effective June 19, 2006, Ms. King resigned as Chief Financial Officer. We continue to employ her as Treasurer.

(g)	This reflects an award of 30,000 shares on December 8, 2005. The closing price at which our stock traded on that date was $3.88 per share.

The following table sets forth the grants of plan-based awards to our executive officers during the year 2006.

Grants of Plan-Based Awards

Name	Grant Date	Date of Board Action	Stock Awards No. of Shares of Stock	Option Awards No. of Shares of Stock Underlying Options	Exercise Price of Option Award	Closing Market Price on Grant Date	Grant Date Fair Value of Stock and Option Awards
William W. Deneau (a)	05/19/06	12/08/05	—	200,000	$3.62	$4.70	$399,800
Ronald E. Huff (b)	06/19/06	06/19/06	500,000	—	—	$4.22	$2,110,000
John V. Miller, Jr. (c)	03/16/06	03/16/06	—	40,000	$5.50	$5.50	$64,332
Thomas W. Tucker (c)	03/16/06	03/16/06	—	40,000	$5.50	$5.50	$64,332
Lorraine M. King (c)	03/16/06	03/16/06	—	60,000	$5.50	$5.50	$108,610
(former CFO)

(a)	The grant date is the date that we had an equity incentive plan in place with sufficient capacity to issue these options and an effective S-8 registration statement for these options. The exercise price is the fair market value on November 21, 2005, the date our new Board of Directors was impaneled after the October 31, 2005, merger, calculated using the average closing stock price over the preceding 30 trading days. The option award granted to Mr. Deneau vests as follows: 60,000 shares on December 31, 2006; 70,000 shares on December 31, 2007; and 70,000 shares on December 31, 2008.

(b)	On June 19, 2006, we entered into an employment agreement with Ronald E. Huff relating to his service as our Chief Financial Officer. This agreement provides for a term of two years and an annualized salary of $200,000 per year. We have also agreed to award Mr. Huff a stock bonus in the amount of 500,000 shares of common stock on January 1, 2009, so long as Mr. Huff remains employed by us through June 18, 2008, which will require us to record $2,110,000 in stock-based compensation expense over the contract period. If Mr. Huff’s employment is terminated prior to this date without just cause or if we undergo a change in control, Mr. Huff will nonetheless be awarded the full 500,000 shares. If Mr. Huff’s employment is terminated prior to June 18, 2008 due to death or disability, he will receive a prorated stock award. As part of his employment arrangement, Mr. Huff forfeited the option to purchase 200,000 shares that he was previously awarded by the Company in return for his service as a director. Mr. Huff will not be eligible to participate in any annual bonus plan or other additional long-term incentive award during the term of the Employment Agreement.

(c)	All of the option awards depicted on the foregoing table, other than options awarded to Mr. Deneau, were fully vested upon issuance.

We do not have any other contractual arrangements with our executive officers or directors, nor do we have any compensatory arrangements with our executive officers other than as described on the tables above. Except as described above with respect to Mr. Huff, we have not agreed to make any payments to our named executive officers because of resignation, retirement or any other termination of employment with us or our subsidiaries, or from a change in control of us, or a change in the executive’s responsibilities following a change in control.

The following table sets forth information on exercised options and unvested stock awards held by our executive officers as of December 31, 2006.

Outstanding Equity Awards at Fiscal Year-End

Name	No. of Shares Underlying Unexercised Options— No. Exercisable	No. of Shares Underlying Unexercised Options— No. Unexercisable	Option Exercise Price	Option Expiration Date	No. of Shares That Have Not Vested	Market Value of Shares That Have Not Vested
William W. Deneau	60,000	140,000	$3.62	11/11/10	—	—
Ronald E. Huff	—	—	—	—	500,000	$1,605,000
John V. Miller, Jr.	40,000	—	$5.50	03/16/11	—	—
Thomas W. Tucker	40,000	—	$5.50	03/16/11	—	—
Lorraine M. King (former CFO)	20,000 60,000	— —	$1.75 $5.50	10/18/15 03/16/11	— —	— —

The following table sets forth the options exercised by our executive officers during 2006, and stock awards held by our executive officers that vested during 2006.

Option Exercises and Stock Vested

Name	No. of Shares Acquired on Exercise	Value Realized on Exercise	No. of Shares Acquired on Vesting	Value Realized on Vesting
William W. Deneau (a)	0	—	0	—
Ronald E. Huff	0	—	0	—
John V. Miller, Jr. (a)	0	—	0	—
Thomas W. Tucker (a)	0	—	0	—
Lorraine M. King	140,000	$515,900	0	—
(former CFO)

(a)	In December 2006, Mr. Deneau, Mr. Miller and Mr. Tucker rescinded option exercises for 600,000 shares each. The option exercise price of $249,000 was returned to each of these officers and, in exchange, each officer surrendered 600,000 shares of common stock. These options expired in 2006.

COMPENSATION OF DIRECTORS

The table below sets forth the compensation we paid to our non-employee directors during 2006.

Director Compensation

Name	Fees Earned or Paid in Cash	Value of Option Awards	Total
Howard Crosby	$3,000	0(a)	$3,000
Richard M. Deneau	$17,500	$196,974(b)	$214,474
Gary J. Myles	$17,500	$196,974(c)	$214,474
Kevin D. Stulp	$17,500	$196,974(d)	$214,474
Earl V. Young	$25,000	$196,974(e)	$221,974

(a)	Howard Crosby resigned as our director on June 6, 2006. Although he was granted an option to purchase 200,000 shares of our common stock on May 19, 2006, the option was unvested in its entirety on the date of his resignation, and therefore was forfeited immediately.

(b)	At December 31, 2006, Richard M. Deneau owned options to purchase an aggregate of 200,000 shares of our common stock, 60,000 of which are vested and 140,000 of which are unvested.

(c)	At December 31, 2006, Gary J. Myles owned options to purchase an aggregate of 359,998 shares of our common stock, 219,998 of which are vested, and 140,000 of which are unvested.

(d)	At December 31, 2006, Kevin D. Stulp owned options to purchase an aggregate of 250,000 shares of our common stock, 110,000 of which are vested, and 140,000 of which are unvested.

(e)	At December 31, 2006, Earl V. Young owned options to purchase an aggregate of 333,332 shares of our common stock, 193,332 of which are vested, and 140,000 of which are unvested.

For 2006, our standard compensation arrangement for service as a director was as follows:

•	Option to purchase 200,000 shares of our common stock; vesting 60,000 shares on December 31, 2006, 70,000 shares on December 31, 2007, and 70,000 shares on December 31, 2008.

•	Cash fee of $1,000 per Board of Directors meeting attended in person, with additional payments of $1,000 per day for each travel day from the Director’s place of residence to the location of the Board of Directors meeting, up to a total of two additional days in addition to the date of the meeting.

•	Cash fee of $500 for participation in each telephonic Board of Directors meeting.

•	Cash fee of $1,000 for each committee meeting attended in person.

•	Cash fee of $500 for participating in each telephonic committee meeting.

•	Annual retainer of $10,000 for the Audit Committee chairperson.

Our Board of Directors has adopted a policy requiring each director to own at least 20,000 shares of our common stock. For new directors, this requirement must be satisfied within one year of joining our Board of Directors. This requirement applies to all directors, including those who are employees and those who are not employees.

We do not have any other contractual arrangements with any of our Directors. We do not have any written employment contracts with our executive officers, except with respect to Ronald E. Huff as noted above. We do not have any compensatory arrangements with our executive officers other than as described above. We have not agreed to make any payments to our named executive officers because of resignation, retirement or any other termination of employment with us or our subsidiaries, or from a change in control of us, or a change in the executive’s responsibilities following a change in control, except with respect to Ronald E. Huff as noted above.

CERTAIN RELATIONSHIPS OR RELATED TRANSACTIONS

In connection with the December 2005 through February 2006 exercise of certain warrants that had previously been issued by the Company and Aurora in January 31, 2005 transactions, we paid a commission to Sunrise Securities Corporation, an affiliate of Nathan A. Low, who is a greater than 5% holder of our common stock, in the amount of $1,534,697. This entire amount was used by Mr. Low to exercise certain outstanding warrants to purchase 1,469,860 shares of our common stock.

William W. Deneau, John V. Miller, Jr. and Thomas W. Tucker, each of whom is one of our executive officers, are involved as equity owners in numerous corporations and limited liability companies that are active in the oil and natural gas business and in some cases, participate in the same wells and fields that we participate in. They also own miscellaneous overriding royalty interests in wells in which we have an interest. During 2006, our Nominating and Corporate Governance Committee asked that these executive officers divest themselves of all such interests for which we serve as operator. That divesture was accomplished by the end of 2006.

Kevin D. Stulp, one of our directors, owns a 33 1/3% working interest in 10 wells drilled and operated by TN Oil Company (six of which are dry). We own 650,000 shares of TN Oil Company at a cost of $65,000, which represents approximately a 14% equity interest in TN Oil Company.

It is probable that on occasion, we will find it necessary or appropriate to deal with other entities in which Messrs. Deneau, Tucker and Miller have an interest. From time to time, we may also enter into transactions in which our directors have an interest. Our Nominating and Corporate Governance Committee Charter requires this Committee to review and approve all related party transactions between the Company and its executive officers and directors.

In order to replace the collateral pledged to Northwestern Bank for our revolving line of credit, on December 21, 2005, The Denthorn Trust, which is controlled by William W. Deneau, executed a Commercial Guaranty of our obligation on the Northwestern Bank revolving line of credit, and a Commercial Pledge Agreement pursuant to which The Denthorn Trust has pledged to Northwestern Bank 306,450 shares of our common stock to secure payment of our indebtedness. Also on December 21, 2005, the Patricia A. Deneau Trust, DTD 10/12/95, which is controlled by William W. Deneau, executed a Commercial Guaranty and a Commercial Pledge Agreement, pursuant to which it pledged 2,944,800 shares of our common stock to Northwestern Bank to secure payment of our indebtedness.

CODE OF ETHICS

We have adopted a Code of Ethics that applies to all of our directors, executive officers and employees. Please see Item 13, Exhibit 14.1. Our Code of Ethics is also posted on our website at www.auroraogc.com.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act (“Section 16(a)”) requires certain defined persons to file reports of and changes in beneficial ownership of a security registered with the Securities and Exchange Commission (the “Commission”) in accordance with the rules and regulations promulgated by the Commission to implement the provisions of Section 16. Under the regulatory procedure, officers, directors, and persons who own more than ten percent of a registered class of a company’s equity securities are also required to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of Forms 3, 4 and 5, and all amendments thereto, furnished to the Company with respect to its fiscal year ending December 31, 2006, the Company’s officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements, except as follows: Richard M. Deneau filed a late Form 3 for the transaction that occurred on May 19, 2006; Ronald E. Huff filed a late Form 3 for the transaction that occurred on May 19, 2006; Thomas W. Tucker filed a late Form 4 for the transaction that occurred on May 19, 2006; Lori M. King filed a late Form 4 for the transaction that occurred on August 18, 2006, a late Form 4 for the five transactions that occurred on June 14, 2006, a late Form 4 for the transaction that occurred on May 16, 2006, and a late Form 4 for the transaction that occurred on May 19, 2006; Gary J. Myles filed a late Form 4 for the transaction that occurred on October 31, 2005, and a late Form 4 for the three transactions that occurred on May 19, 2006; Kevin D. Stulp filed a late Form 4 for the three transactions that occurred on May 19, 2006; John V. Miller, Jr. filed a late Form 4 for the transaction that occurred on February 28, 2006, the transaction that occurred on March 17, 2006, and the transaction that occurred on May 19, 2006; Earl V. Young, Jr. filed a late Form 4 for the three transactions that occurred on May 19, 2006; Howard M. Crosby filed a late Form 4 for the three transactions that occurred on May 19, 2006; William W. Deneau filed a late Form 4 for the three transactions that occurred on May 19, 2006; John P. Ryan filed a late Form 4 for the six transactions that occurred on January 19, 2006; Rubicon Master Fund filed a late Form 4 for the transaction that occurred on February 6, 2006; and John P. Ryan has not filed a Form 5 with respect to the fiscal year ending December 31, 2006.

OTHER MATTERS

Management does not intend to bring before the Meeting any matters other than those specifically described above and knows of no matters other than the foregoing to come before the Meeting. If any other matters or motions properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their judgment on such matters or motions, including any matters dealing with the conduct of the Meeting.

ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-KSB

The 2006 Annual Report, including the Company’s fiscal 2006 Form 10-KSB (the “2006 Form 10-K”) (which is not a part of the Company’s proxy soliciting materials), is being mailed to the Company’s shareholders with this proxy statement. The 2006 Form 10-KSB and the exhibits filed with it are available at the Company’s website at www.auroraogc.com. Upon request by any shareholder to Investor Relations at the address listed above, a copy of any or all exhibits to the 2006 Form 10-KSB will be furnished.

By Order of the Board of Directors

April 2, 2007	Dean A. Swift Secretary

PROXY AURORA OIL & GAS CORPORATION Annual Meeting of Shareholders - May 18, 2007 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

           The undersigned hereby appoints William W. Deneau and Ronald E. Huff, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Aurora Oil & Gas Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held May 18, 2007 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments(Mark the corresponding box on the reverse side)

  FOLD AND DETACH HERE  

You can now access your Aurora Oil & Gas Corporation account online.

Access your Aurora Oil & Gas Corporation shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Aurora Oil & Gas Corporation now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
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TOLL FREE NUMBER:	1-800-370-1163

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE NOMINEES LISTED BELOW.	Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

ITEM 1. Election of Directors	FOR	WITHHELD FOR ALL
Nominees:

01 William W. Deneau	☐	☐
02 Richard M. Deneau
03 Ronald E. Huff
04 Gary J. Myles
05 Kevin D. Stulp
06 Earl V. Young
07 Wayne G. Schaeffer

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

I PLAN TO ATTEND THE MEETING	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
  FOLD AND DETACH HERE  

You can view the Annual Report and Proxy Statement
on the internet at www.auroraogc.com